UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2025

ATIF HOLDINGS LIMITED

(Exact name of registrant as specified in its charter)

British Virgin Islands	001-38876	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25391 Commercentre Dr., Ste 200, Lake Forest, CA	92630
(Address of Principal Executive Offices)	(Zip Code)

646-828-8710

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Ordinary Shares, $0.001 par value	ZBAI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers;

Resignation of Yue Ming

On February 20, 2025, Yue Ming resigned from her positions as the Chief Financial Officer and director of the board of directors (the “Board”) of ATIF Holdings Limited (the “Company”), effective immediately. Yue Ming’s resignation is not a result of any disagreement with the Company relating to its operations, policies or practices.

Resignation of Lei Yang

On February 20, 2025, Lei Yang resigned from her positions as an independent director of the Board and as member of the Nominating and Corporate Governance Committee of the Board, member of the Audit Committee of the Board and Chairwoman of the Compensation Committee of the Board. Lei Yang’s resignation is not a result of any disagreement with the Company relating to its operations, policies or practices.

Appointment of Shibin Yu

Effective February 20, 2025, the Board appointed Shibin Yu as the Chief Financial Officer of the Company and director of the Board, to fill the vacancy created by the resignation of Yue Ming. Shibin Yu will receive a monthly salary of $10,000 pursuant to his employment agreement with the Company (the “CFO Employment Agreement”).

Appointment of Yingying Guo

Effective February 20, 2025, the Board appointed Yingying Guo as an independent director of the Board and as member of the Nominating and Corporate Governance Committee of the Board, member of the Audit Committee of the Board and Chairman of the Compensation Committee of the Board, to fill the vacancy created by the resignation of Lei Yang. Yingying Guo will receive a monthly compensation of $5,000 pursuant to his letter agreement with the Company (the “Director Letter Agreement”).

The biographical information of these two incoming officers and directors (the “Incoming Directors and Officers”) are set forth below.

Shibin Yu has served as the Chief Financial Officer of UTime Limited (Nasdaq: WTO) since December 2019 and has been the financial manager and controller of UTime SZ since March 2019. From June 2017 to March 2019, Mr. Yu served as a senior associate at BDO China Shu Lun Pan Certified Public Accountants LLP. From November 2013 to April 2017, Mr. Yu served as the Taxation Supervisor at Edan Instruments, Inc, a Medical Electronic Equipment manufacturer (currently publicly traded on SZSE: 300326). From February 2012 to September 2013, Mr. Yu served as the Accounting Head at Shenzhen Dazu Photovoltaic Technology Co., Ltd, a photovoltaic equipment provider. Mr. Yu received a B.A. from Dezhou University. Mr. Yu is also qualified as a Certified Public Accountants in China and is a CFA Charterholder.

Yingying Guo founded Shenzhen Yucai Consulting Management Co., Ltd. in 2016 and serves as its Chief Financial Officer. From October 2015 to May 2016, Mr. Guo served as a financial manager of Xiake Internet Financial Services Co., Ltd. Mr. Guo also served as a financial supervisor of Shenzhen Wantong Financing Guarantee Co., Ltd. from March 2013 to May 2016. Mr. Guo Meng received a bachelor’s degree in accounting from Jiangnan University in China in 2010.

None of the Incoming Directors and Officers have any family relationship with any director or executive officer of the Company and none has been involved in any transaction with the Company during the past two years that would require disclosure under Item 404(a) of Regulation S-K.

The foregoing descriptions of the CEO Employment Agreement and Director Letter Agreement are general descriptions only, do not purport to be complete, and are qualified in its entirety by reference to the complete texts attached as Exhibits 10.1 and 10.2, respectively, which are incorporated herein by this reference.

Item 9.01 Financial Statement and Exhibits

(d)	Exhibits

10.1	CFO Employment Agreement by and between the Company and Shibyin Yu, dated February 20, 2025
10.2	Director Letter Agreement by and between the Company and Yingying Guo dated February 20, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATIF Holdings Limited

	By:	/s/ Dr. Kamran Khan
Dr. Kamran Khan
Chief Executive Officer

Dated: February 20, 2025

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